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                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                                                      EX-99.B(i)

                                 August 1, 2002

Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

         Re:   Shares of Beneficial Interest of
               Wells Fargo Funds Trust

Ladies/Gentlemen:

         We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

         We have been requested by the Trust to furnish this opinion as Exhibit
(i) to the Registration Statement.

         We have examined documents relating to the organization of the Trust and the Money Market Funds as a series of the Trust, and the authorization and issuance of Shares of the Money Market Funds. The Money Market Funds are the California Tax-Free Money Market Fund, California Tax-Free Money Market Trust, Cash Investment Money Market Fund, Government Institutional Money Market Fund, Government Money Market Fund, Minnesota Money Market Fund, Money Market Fund, Money Market Trust, National Tax-Free Institutional Money Market Fund, National Tax-Free Money Market Fund, National Tax-Free Money Market Trust, Overland Express Sweep Fund, Prime Investment Institutional Money Market Fund, Prime Investment Money Market Fund, Treasury Plus Institutional Money Market Fund, Treasury Plus Money Market Fund and the 100% Treasury Money Market Fund.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares of the Money Market Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

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August 1, 2002
Page 2

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Morrison & Foerster LLP

                                             MORRISON & FOERSTER LLP